UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2023, Liquidia Corporation, a Delaware corporation (the “Company”) through Liquidia Technologies, Inc., a Delaware corporation (“Liquidia Technologies”) and wholly owned subsidiary of the Company, entered into a Research License Agreement (the “Agreement”) with Glaxo Group Limited, a company organized and existing under the laws of England (“GSK”). The Agreement supersedes and replaces that certain Inhalation Collaboration and Option Agreement, dated as of June 15, 2012, by and between Liquidia Technologies and GSK, as amended on May 13, 2015, November 19, 2015 and June 24, 2019 (the “Prior Agreement”).

Pursuant to the terms of the Agreement, the Company has granted to GSK a non-exclusive, non-sublicensable (except to affiliates), royalty free license to use the Company’s proprietary PRINT® technology for the sole purpose of conducting pre-clinical research and pre-clinical development of inhaled formulations of GSK’s Molecules (as defined in the Agreement) in the Field (as defined in the agreement) and in the Territory (as defined in the Agreement). Subject to the terms and conditions of the Agreement, the Company and GSK will own and retain all rights, title, and interest in and to all inventions, discoveries and other subject matter (including Know-How (as defined in the Agreement)) together with all intellectual property rights therein which are owned or controlled by such party as of the date of the Agreement or which are invented or acquired by or on behalf of such party independent of the Agreement.

The Agreement is effective upon signing. Unless earlier terminated, the Agreement will continue in effect until the later of (i) the expiration of the last-to-expire Valid Claim (as defined in the Agreement) included within the Liquidia Technology (as defined in the Agreement) and (ii) all Arising PRINT Improvements (as defined in the Agreement) and Liquidia Know-How (as defined in the Agreement) are in the public domain. GSK may terminate the Agreement upon at least thirty (30) days’ prior written notice to the Company. The Agreement may also be terminated by either party for a material breach by the other party, subject to notice and cure provisions, or in the event of the other party’s insolvency. In the Agreement, each party made customary representations and warranties and agreed to customary covenants, including, without limitation, with respect to indemnification, for transactions of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Agreement is incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

On April 3, 2023, the Company issued a press release announcing its entrance into the Agreement with GSK. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Corporation, dated April 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer